Exhibit 1(g)


                          SENTINEL GROUP FUNDS, INC.
             ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
                 CREATING ADDITIONAL CLASSES OF COMMON STOCK

    SENTINEL GROUP FUNDS, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation, that:

    FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors, at a meeting duly convened and held on December 11, 1997, has reclassified forty million (40,000,000) authorized and unissued shares of Capital Stock of the Corporation as Class C shares of common stock of par value of one cent ($.01) per share and of the aggregate par value of four hundred thousand dollars ($400,000) to be allocated as set forth below to each of the following investment portfolios of the Corporation (such classes being hereinafter referred to as the "Class C Classes"):

                                                        Number of Shares
                                                          Reclassified
                                                        ----------------

Class C shares of Sentinel Balanced Fund                   10,000,000
Class C shares of Sentinel Common Stock Fund               10,000,000
Class C shares of Sentinel High Yield Bond Fund            10,000,000
Class C shares of Sentinel World Fund                      10,000,000

    SECOND: The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class C Classes are as follows:

    The Class C Classes of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class A and Class B shares of common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

    (i) Expenses related to the distribution of the Class C Classes shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

    (ii) Such distribution expenses borne solely by Class C Classes shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

    THIRD: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors, at a meeting duly convened and held on December 11, 1997, has reclassified ten million (10,000,000) authorized and unissued shares of Capital Stock of the Corporation as Class B shares of common stock of Sentinel Growth Fund of par value of one cent ($.01) per share and of the aggregate par value of one hundred thousand dollars ($100,000).

    FOURTH: The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class B shares of Sentinel Growth Fund are as follows:

    The Class B shares of Sentinel Growth Fund shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class A shares of Sentinel Growth Fund as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

    (i) Expenses related to the distribution of the Class B shares of Sentinel Growth Fund shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

    (ii) Such distribution expenses borne solely by Class B shares of Sentinel Growth Fund shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

    IN WITNESS WHEREOF, SENTINEL GROUP FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on January 7, 1998.


                                       SENTINEL GROUP FUNDS, INC.

                                           /s/ Joseph M. Rob
                                       By  __________________________________
                                           Joseph M. Rob
                                           President

Attest:

/s/ D. Russell Morgan
__________________________
D. Russell Morgan
Secretary


    THE UNDERSIGNED, President of SENTINEL GROUP FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.


                                        /s/ Joseph M. Rob
                                        _____________________________________
                                        Joseph M. Rob
                                        President